UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 11, 2010

DayStar Technologies, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-34052	84-1390053
(State or other jurisdiction of incorporation or organization)	Commission file number	(I.R.S. Employer Identification No.)

2972 Stender Way

Santa Clara, California 95054

(Address of principal executive offices) (Zip Code)

(408) 907-4600

(Registrant’s telephone number including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Purchase Agreement, Secured Convertible Promissory Note and Warrant

DayStar Technologies, Inc. (the “Company”) and Tejas Securities Group, Inc. 401k Plan and Trust, FBO John J. Gorman, John, J. Gorman TTEE (“Gorman”), entered into a Purchase Agreement (the “Purchase Agreement”) dated as of February 11, 2010. Pursuant to the Purchase Agreement, Gorman agreed to loan the Company the amount of $500,000 (the “Loan”) to fund ongoing research and development and related business operations. On February 11, 2010, the Company issued Gorman (a) a Secured Convertible Promissory Note (the “Note”) and (b) a warrant to purchase 1,000,000 shares of the Company’s common stock (subject to adjustment for certain dilutive transactions) (the “Warrant”). The Note is convertible into shares of the Company’s common stock based on a $0.50 conversion price and the warrant has an exercise price of $0.80 per share.

The foregoing descriptions of the Purchase Agreement, Note and Warrant do not purport to be complete and are qualified in their entirety by reference to the Purchase Agreement, Note and Warrant which are included as exhibits to this report and which are incorporated herein by reference.

As of February 11, 2010, Gorman did not directly or beneficially control any shares of common stock and upon conversion and exercise of the outstanding convertible securities and warrants held by Gorman, an additional 2,000,000 common shares of the Company.

Security Agreement and Intercreditor Agreement

In connection with the transaction discussed above, the Company and Gorman entered into a Security Agreement effective as of February 11, 2010, (the “Security Agreement”). As security for the Loan, the Security Agreement grants Gorman a security interest in the Company’s contracts, intellectual property, all of the Company’s other assets, and certain assets as reflected in an exhibit to the Security Agreement. According to the terms of the Intercreditor Agreement effective as of February 11, 2010 (the “Intercreditor Agreement),” Gorman’s security interest will be pari passu with prior loans and other lenders who provide loan proceeds to the Company for 120 days after the closing of this Note, up to an aggregate amount of $4.675 million.

The foregoing description of the Security Agreement and Intercreditor Agreement does not purport to be complete and is qualified in its entirety by reference to the Security Agreement which is included as an exhibit to this report and which is incorporated herein by reference.

Registration Rights Agreement

In connection with the transaction discussed above, the Company and Gorman entered into a Registration Rights Agreement dated as of February 11, 2010 (the “Registration Rights Agreement”) pursuant to which the Company granted Gorman registration rights with respect to the shares of the Company’s common stock that may be issued upon either conversion of the Note or exercise of the Warrant.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Registration Rights Agreement which is included as an exhibit to this report and which is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 of this report is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities

As reported under Item 1.01 of this report, on February 11, 2010 the Company issued Gorman (a) the Note and (b) the Warrant. The Note is convertible into shares of the Company’s common stock based on a $0.50 conversion price and the Warrant has an exercise price of $0.80 per share. As consideration for the Note, Gorman loaned the Company $500,000.

The foregoing descriptions of the Note and Warrant do not purport to be complete and are qualified in their entirety by reference to Item 1.01 of this report and to the Note and Warrant which are included as exhibits to this report and which are incorporated herein by reference.

The Company claims an exemption from registration under Section 4(2) of the Securities Act of 1933. The Company has obtained certain representations and warranties of the purchaser contained in the Purchase Agreement to support the Company’s reliance on this exemption.

Item 9.01	Financial Statements and Exhibits

(d)

The following Exhibits are filed herewith:

Exhibit No.	Description

10.1	Purchase Agreement, dated as of February 11, 2010, between DayStar Technologies, Inc. and Gorman

10.2	Secured Convertible Promissory Note

10.3	Security Agreement, effective as of February 11, 2010, between DayStar Technologies, Inc. and Gorman

10.4	Registration Rights Agreement, dated as of February 11, 2010, between DayStar Technologies, Inc. and Gorman

10.5	Warrant to Purchase 1,000,000 Shares of Common Stock Dated February 11, 2010

10.6	Form of Intercreditor Agreement Dated February 11, 2010

10.7	Closing Certificate of Seller / Debtor Dated February 11, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAYSTAR TECHNOLOGIES, INC.

\s\ PATRICK J. FORKIN III
Sr. VP Corporate Development

Dated: February 18, 2010

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